Exhibit 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Eric D. Gadd, certify that:

1. I have reviewed this annual report on Form 10-K for the fiscal year ended December 31, 2001 of Zond-PanAero Windsystem Partners I;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.




Date: May 10, 2004
                                   /s/ ERIC D. GADD
                                   ------------------------------
                                   Eric D. Gadd
                                   Chief Executive Officer
                                   Zond Windsystems Management LLC, as General
                                   Partner of Zond-PanAero Windsystem Partners I



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